Exhibit 4.3

AMENDMENT NO. 1 TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of June 28, 2017, by and among Akebia Therapeutics, Inc., a Delaware corporation (the “Company”), the existing stockholders of the Company set forth on the signature pages hereto, and Satter Medical Technology Partners, L.P., a Delaware limited partnership (“SMTP”).

WHEREAS, the Company previously entered into that certain Fourth Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), dated March 5, 2014, by and among the Company and the investors set forth on Schedule A thereto;

WHEREAS, the Company desires to amend the terms of the Investors’ Rights Agreement as set forth herein in order to (i) add SMTP as a party thereto with all of the rights and subject to all of the obligations of an Investor and a Holder of Registrable Securities (each, as defined in the Investors’ Rights Agreement) thereunder and (ii) amend the definition of Registrable Securities set forth in Section 1 of the Investors’ Rights Agreement;

WHEREAS, in accordance with Section 6.6 of the Investors’ Rights Agreement, the Investors’ Rights Agreement may be amended with the written consent of the Company and the holders of more than the Appropriate Percentage of the Registrable Securities (each, as defined in the Investors’ Rights Agreement) then outstanding (the “Requisite Holders”); and

WHEREAS, the existing stockholders of the Company set forth on the signature pages hereto constitute the Requisite Holders for purposes of the Investors’ Rights Agreement.

NOW, THEREFORE, for valid and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the other undersigned parties hereto, representing the Requisite Holders, hereby agree as follows:

1.    Effective as of the date of this Amendment, SMTP (i) shall become a party to, and be bound by the currently existing provisions of, the Investors’ Rights Agreement, as amended hereby, and (ii) for all purposes of the Investors’ Rights Agreement, shall be considered an Investor and a Holder of Registrable Securities thereunder, and shall be entitled to the rights and benefits and subject to the duties and obligations of an Investor and a Holder of Registrable Securities thereunder, as fully as if it were an original signatory to the Investors’ Rights Agreement in such capacities.

2.    The definition of “Registrable Securities” set forth in Section 1 of the Investors’ Rights Agreement is hereby amended and restated to read in its entirety as follows:

“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) any Common Stock acquired by a party to this Agreement directly from the Company, including any Common Stock acquired pursuant to an underwritten registered public offering by the Company; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) all securities of the Company held by the Investor thereof (and all securities held by any other Persons with which such Investor must aggregate its sales under Rule 144) may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e), (f) and (h) of Rule 144), or (iii) such securities shall have ceased to be outstanding.”

3.    Except to the extent expressly amended hereby, all of the terms, provisions and conditions of the Investors’ Rights Agreement are hereby ratified and confirmed and shall remain in full force and effect to the extent such terms, provisions and conditions are in effect on the date hereof. From and after the effectiveness of this Amendment, the words “this Agreement,” “herein,” “hereof” and other like words in the Investors’ Rights Agreement shall mean and include the Investors’ Rights Agreement as amended hereby.

4.    Notwithstanding anything to the contrary contained herein, any amendment, modification, termination or waiver of this Amendment shall be deemed to be an amendment, modification, termination or waiver of the Investors’ Rights Agreement and the provisions of Section 6.6 of the Investors’ Rights Agreement shall apply to such amendment, modification, termination or waiver mutatis mutandis.

5.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.    This Amendment may be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler
Name: Title:	John P. Butler President and Chief Executive Officer

Address: 245 First Street Cambridge, Massachusetts 02142

[Signature Page to Amendment to No. 1 to Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

MUNEER A. SATTER REVOCABLE TRUST

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Trustee

THE SATTER FOUNDATION

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Trustee

SFT AK HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Manager

SCT AK HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Manager

Address for Satter Investors:

c/o Satter Investment Management, LLC

676 North Michigan Avenue, Suite 4000

Chicago, Illinois 60611

Attention: Muneer A. Satter

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:    Ted H. Zook, P.C.

                    Jon-Micheal A. Wheat

[Signature Page to Amendment to No. 1 to Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

KHH AK HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Manager

RSFIT AK HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Manager

RHSIT AK HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Manager

ACWIT AK HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Manager

Address for Satter Investors:

c/o Satter Investment Management, LLC

676 North Michigan Avenue, Suite 4000

Chicago, Illinois 60611

Attention: Muneer A. Satter

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:    Ted H. Zook, P.C.

                    Jon-Micheal A. Wheat

[Signature Page to Amendment to No. 1 to Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Fourth Amended and Restated Investors Rights’ Agreement as of the date first written above.

GBHIT AK HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Manager

JWT AK HOLDINGS, LLC

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Manager

MILLENIUM TRUST COMPANY CUSTODIAN FBO MUNEER A. SATTER IRA

By:	/s/ Muneer A. Satter
Name: Title:	Muneer A. Satter Manager

Address for Satter Investors:

c/o Satter Investment Management, LLC

676 North Michigan Avenue, Suite 4000

Chicago, Illinois 60611

Attention: Muneer A. Satter

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:    Ted H. Zook, P.C.

                    Jon-Micheal A. Wheat

[Signature Page to Amendment to No. 1 to Fourth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

SATTER MEDICAL TECHNOLOGY PARTNERS, L.P.

By:	Satter Medical Technology GP, L.P.
Its:	General Partner

By:	Satter Medical Technology UGP, LLC
Its:	General Partner

By:	Muneer A. Satter Revocable Trust
Its:	Managing Member

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter Title: Trustee

Address for SMTP:

c/o Satter Investment Management, LLC

676 North Michigan Avenue, Suite 4000

Chicago, Illinois 60611

Attention: Muneer A. Satter

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:    Ted H. Zook, P.C.

                    Jon-Micheal A. Wheat

[Signature Page to Amendment to No. 1 to Fourth Amended and Restated Investor Rights Agreement]